ARTICLES OF AMENDMENT
                                       AND
          FIRST AMENDMENT TO CERTIFICATE OF DESIGNATION OF THE RIGHTS,
          PREFERENCES, PRIVILEGES AND RESTRICTIONS, WHICH HAVE NOT BEEN
             SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY
                 AMENDMENT THERETO, OF THE SERIES B CONVERTIBLE
                     PREFERRED STOCK OF SPEEDEMISSIONS, INC.


      The undersigned, Richard A. Parlontieri, does hereby certify that:

            1. He is the President and Secretary of Speedemissions, Inc., a Florida corporation (the "Corporation").

            2. Pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation and the consent of the Series B Convertible Preferred Stock shareholders dated August 4, 2005, the Board of Directors approved an amendment to the Certificate of Designation of Series B Convertible Preferred Stock of the Corporation authorizing a change to the conversion terms thereof (the "Amendment"). The number of votes for both the Written Consent of the Board of Directors and the Series B Convertible Preferred Stock Shareholders was sufficient for approval of the Amendment. No action by the common stock shareholders of the Corporation was required for this action. The amendment to this Certificate of Determination of Series B Convertible Preferred Stock of the Corporation is as follows:

      1) Amendment. Section 6 (a) is hereby amended and restated to read as follows:

Section 6 (a) Conversions at Option of Holder. Each share of Series B Preferred Stock shall be initially convertible (subject to the limitations set forth in Section 6(c)), into Seventy Five and Six Tenths (75.6) shares of Common Stock (as adjusted as provided below, the "Conversion Ratio") at the option of the Holders, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion") as fully and originally executed by the Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Series B Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series B Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Corporation by overnight delivery service (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series B Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued. The initial value of the Series B Preferred Stock on the Conversion Date shall be equal to $2.646 per share (as adjusted pursuant to Section 7 or otherwise as provided herein, the "Conversion Value"). If the initial Conversion Value is adjusted pursuant to Section 7 or as otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value. Thereafter, subject to any further adjustments in the Conversion Value, each share of Series B Preferred Stock shall be convertible into that number of shares of Common Stock equal to the new Conversion Ratio.

                         [SIGNATURES ON FOLLOWING PAGE]


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      RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file an amendment to the Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Business Corporation Act of the State of Florida.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate this 4th day of August, 2005.


/s/ Richard A. Parlontieri                       /s/ Richard A. Parlontieri
---------------------------------------------    -------------------------------
Name:Richard A. Parlontieri                      Name:Richard A. Parlontieri
Title:  President and Chief Executive Officer    Title:  Secretary